                                                                     EXHIBIT 2.2

                                 AGREEMENT



                 AGREEMENT, dated as of June ___, 1997 (this "Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), and GREATHOUSE FOUNDATION, a Texas non- profit corporation (the "Foundation"), and MYRLE GREATHOUSE, TRUSTEE under Agreement dated May ___, 1997 (the "Greathouse Charitable Remainder Trust").


                                  WITNESSETH:

                 WHEREAS, PEC, PDC and Wes-Tex Drilling Company, a Texas corporation ("Wes-Tex"), have entered into an asset purchase agreement dated of even date herewith ("Asset Purchase Agreement") for PDC to acquire (the "Asset Purchase") the contract drilling operations of Wes-Tex consisting primarily of 21 drilling rigs and related drilling equipment and rolling stock (collectively, the "Drilling Rigs, Equipment and Rolling Stock") and a shop and yard located in Abilene, Texas;

                 WHEREAS, the Foundation and the Greathouse Charitable Remainder Trust own ___________ shares and _____________ shares, respectively, of the Class B common stock of Wes-Tex (the "Wes-Tex Class B Stock"), which Wes-Tex Class B Stock is redeemable by Wes-Tex at the option of the holder of the Wes-Tex Class B Stock for consideration consisting of undivided interests in the Drilling Rigs;

                 WHEREAS, PDC desires to purchase all of the Wes-Tex Class B Stock held by the Foundation and the Greathouse Charitable Remainder Trust and then cause Wes-Tex to redeem such Wes-Tex Class B Stock so that PDC will acquire a 100% interest in the Drilling Rigs at the time of Closing (as defined in the Asset Purchase Agreement);

                 WHEREAS, PDC on the one hand, and each of the Foundation and the Greathouse Charitable Remainder Trust on the other, desire to make certain representations, warranties and agreements in connection with the purchase by PDC and the sale by the Foundation and the Greathouse Charitable Remainder Trust of such Wes-Tex Class B Stock.

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                               THE STOCK PURCHASE

                 SECTION 1.1 The Purchase. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.3 below) provided herein, PDC shall purchase from the Foundation and the Greathouse Charitable Remainder Trust, and the Foundation and the Greathouse Charitable Remainder Trust shall sell to PDC, all of the right, title and interest of the Foundation and the Greathouse Charitable Remainder Trust in and to the Wes-Tex Class B Stock owned by them (the "Stock Purchase").

                 SECTION 1.2 Purchase Consideration. In consideration for the sale of all of the right, title and interest of the Foundation and the Greathouse Charitable Remainder Trust in their respective shares of Wes-Tex Class B Stock, PDC agrees to deliver or pay the following consideration (the "Purchase Consideration"): (a) deliver to the Foundation _________ shares of common stock, par value $0.01 per share (the "PEC Common Stock"), of PEC; and
(b) deliver or pay to the Greathouse Charitable Remainder Trust __________ shares of PEC Common Stock (such __________ shares of PEC Common Stock issuable to the Foundation and the Greathouse Charitable Remainder Trust sometimes being referred to herein collectively as the "PEC Shares") and $_____________ in cash (the "Cash").

                 SECTION 1.3 Closing. The Closing of the Stock Purchase (the "Closing") shall take place in the offices of Wes-Tex in Abilene, Texas, contemporaneously with the Closing (as defined in the Asset Purchase Agreement) of the Asset Purchase.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF PEC AND PDC

                 Each of PEC and PDC represents and warrants to the Foundation and Greathouse Charitable Remainder Trust as follows:

                 SECTION 2.1 Organization, Standing and Power. Each of PEC and PDC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

                 SECTION 2.2 Authority; Non-Contravention. Each of PEC and PDC has all requisite power and authority to enter into this Agreement and to consummate the Stock Purchase. The execution and delivery by each of PEC and PDC of this Agreement and the consummation by each of PEC and PDC of the Stock Purchase have been duly authorized by all necessary corporate action on the part of each of PEC and PDC, as the case may be. This Agreement has been duly executed and delivered by each of PEC and PDC and (assuming the valid authorization, execution and delivery of this Agreement by the Foundation and the Greathouse Charitable Remainder Trust) constitutes a valid and binding obligation of each of PEC and PDC enforceable against PEC and PDC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Agency") is required by or with respect to PEC or PDC in connection with the execution and delivery of this Agreement by PEC or PDC or is necessary for the consummation by PDC of the Stock Purchase and the transactions contemplated by this Agreement, except for
(i) in connection or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) such consents and approvals, orders, registrations, authorizations, declarations and filings as may be required under the "Blue Sky" laws of the State of Texas, or (iii) such filings and approvals as may be required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 ("Improvements Act").

                 SECTION 2.3 Capital Structure. As of the date hereof, the authorized capital stock of PEC consists of 9,000,000 shares of PEC Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share ("PEC Preferred Stock"). At the close of business on the day immediately preceding the date of this Agreement, (i) _________ shares of PEC Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (ii) no shares of PEC Preferred Stock are issued and outstanding. The PEC Common Stock is designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. All shares of PEC Common Stock issuable pursuant to the Stock Purchase in accordance with this Agreement, will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

                 SECTION 2.4 SEC Documents. PEC has filed all required documents with the Securities and Exchange Commission ("SEC") since January 1, 1995 (the "PEC/SEC Documents"). As of their respective dates, the PEC/SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the PEC/SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PEC included in the PEC/SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of PEC and its consolidated subsidiaries, including PDC) as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                       OF
            THE FOUNDATION AND GREATHOUSE CHARITABLE REMAINDER TRUST

                 The Foundation and Greathouse Charitable Remainder Trust severally but not jointly represent and warrant to PDC as follows:

                 SECTION 3.1 Organization, Standing and Power. The Foundation is a non-profit corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its activities now being conducted. Greathouse Charitable Remainder Trust is a trust duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite power and authority to carry on its business now being conducted.

                 SECTION 3.2 Ownership of Wes-Tex Class B Stock. The Foundation and Greathouse Charitable Remainder Trust own of record and beneficially a total of _____________ shares and _______________ shares, respectively, of the Wes-Tex Class B Stock. Each of them holds such Wes-Tex Class B Stock free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933 and state securities laws), taxes, Liens (as defined below in this Section), options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Neither the Foundation nor Greathouse Charitable Remainder Trust is a party to (i) any option, warrant, purchase right or other contract or commitment that could require it to sell, transfer or otherwise dispose of any Wes-Tex Class B Stock (other than pursuant to this Agreement), or (ii) any voting trust, proxy or other agreement or understanding with respect to the Wes-Tex Class B Stock. For purposes of this Agreement, "Liens" means liens, mortgages, pledges, security interest, encumbrances, claims or charges of any kind.

                 SECTION 3.3 Authority; Non-Contravention. Each of the Foundation and Greathouse Charitable Remainder Trust has all requisite power and authority to enter into this Agreement and to consummate the Stock Purchase. This Agreement has been duly executed and delivered by each of them and (assuming the valid authorization, execution and delivery of this Agreement by PEC and PDC) constitutes a valid and binding obligation of each of the Foundation and Greathouse Charitable Remainder Trust enforceable against it in accordance with the terms hereof, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the Stock Purchase and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien, security interest, charges or encumbrances upon any of the properties or assets of the Foundation or Greathouse Charitable Remainder Trust under, any provision of the Articles of Incorporation or Bylaws of the Foundation (true and complete copies of which as of the date hereof have been delivered to PEC and PDC) or the agreement dated ____________________, 1997, with Myrle Greathouse, Trustee as a party thereto, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Foundation or Greathouse Charitable Remainder Trust, or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation applicable to the Foundation or Greathouse Charitable Remainder Trust or any of its respective properties or assets. No filing or registration with or authorization, consent or approval of any third party is required by or with respect to the Foundation or Greathouse Charitable Remainder Trust in connection with the execution and delivery of this Agreement by them or as necessary for the consummation by them of the Stock Purchase or any other transaction contemplated by this Agreement, other than such filings and approvals as may be required under the Improvements Act.

                 SECTION 3.4 Litigation. There is no suit, action, investigation or proceeding pending or to the knowledge of the Foundation or Greathouse Charitable Remainder Trust threatened against either of them at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that would materially impair the ability of the Foundation or Greathouse Charitable Remainder Trust to perform its obligations hereunder or to consummate the Stock Purchase, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which the Foundation or Greathouse Charitable Remainder Trust is subject that would materially impair the ability of the Company to perform its obligations hereunder or to consummate the Stock Purchase.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

                 SECTION 4.1 Fees and Expenses. All costs and expenses incurred by PEC or PDC in connection with this Agreement and the transaction contemplated hereby shall be paid by PEC; such costs and expenses incurred by the Foundation and Greathouse Charitable Remainder Trust shall be paid by them.

                 SECTION 4.2 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Stock Purchase and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto.

                 SECTION 4.3 Indemnification. On and after the date of Closing, Myrle Greathouse, the Foundation and Greathouse Charitable Remainder Trust shall jointly and severally indemnify and hold PEC and PDC harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of PEC and PDC), relating to any misrepresentation, breach of any representation or warranty, or non-fulfillment of any agreement on the part of the Foundation or Greathouse Charitable Remainder Trust contained in this Agreement.

                 SECTION 4.4 Public Announcements. Neither PEC, PDC, the Foundation nor the Greathouse Charitable Remainder Trust shall issue any press release or make any public statement with respect to the Stock Purchase prior to Closing, unless otherwise required by law or the rules and regulations of the Securities and Exchange Commission.

                 SECTION 4.5 Sales and Transfer Taxes. The Foundation and Greathouse Charitable Remainder Trust agree to pay any and all sales and/or transfer taxes due with respect to the Stock Purchase.

                 SECTION 4.6 Access to Information. The Foundation and the Greathouse Charitable Remainder Trust shall afford to PDC and its counsel, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the date of Closing to records pertaining to the Wes-Tex Class B Stock. Except as required by law, PDC will hold, and cause its representatives to hold, any non-public information relating to the Wes-Tex Class B Stock.

                 SECTION 4.7 Action of the Foundation and Greathouse Charitable Remainder Trust Pending Closing. During the period from the date of this Agreement through the date of

Closing, neither the Foundation nor Greathouse Charitable Remainder Trust shall deliver, sell, pledge, dispose of or otherwise encumber any of the shares of Wes-Tex Class B Stock owned by it or otherwise grant any rights, warrants or options to acquire any such shares of Wes-Tex Class B Stock.

                 SECTION 4.8 No Solicitation. From and after the date hereof, neither the Foundation nor Greathouse Charitable Remainder Trust will cause its officers, directors, trustee, employees, agents or other representatives to directly or indirectly, solicit or initiate any offer for the shares of Wes-Tex Class B Stock owned by either of them, or solicit or initiate, directly or indirectly, discussions, negotiations, considerations or inquiries concerning an offer for such shares of Wes-Tex Class B Stock, from any person, or engage in discussions or negotiations relating thereto, or provide to any other person any information or data relating to the Wes-Tex Class B Stock for the purpose of, or have any substantive discussions with any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any offer or any inquiry or proposal which would reasonably be expected to lead to any effort or attempt by any person to effect an offer, or agree to endorse any such inquiry or offer.


                                   ARTICLE V

                   CONDITIONS PRECEDENT TO THE STOCK PURCHASE

                 SECTION 5.1 Conditions to Each Party's Obligation to Effect the Stock Purchase. The respective obligations of each party to effect the Stock Purchase shall be subject to the fulfillment or waiver (where permissible) at or prior to the date of Closing of each of the of following conditions:

                 (a) No Order. No governmental entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or enter any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Stock Purchase or any of the other transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

                 (b) Consummation of Asset Purchase. The Closing (as defined in the Asset Purchase Agreement) of the Asset Purchase shall have occurred contemporaneously with the closing of the Stock Purchase contemplated hereby.

                 SECTION 5.2 Conditions to Obligations of the Foundation and Greathouse Charitable Remainder Trust to Effect the Stock Purchase. The obligation of the Foundation and

Greathouse Charitable Remainder Trust to effect the Stock Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions; provided that the Foundation and Greathouse Charitable Remainder Trust may waive any of such conditions in its sole discretion:

                 (a) Performance of Obligations; Representations and Warranties. PEC and PDC shall have performed in all respects each of their agreements contained in this Agreement required to be performed on or prior to the Closing, each of the representations and warranties of PEC and PDC contained in this Agreement shall be true and correct on and as of the date of Closing as if made on and as of such date.

                 (b) Officers' Certificates. PEC and PDC shall have furnished to the Foundation and Greathouse Charitable Remainder Trust a certificate, dated the Closing, signed by the respective appropriate officers of PEC and PDC certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in Section 5.1 and Section 5.2(a) shall have been satisfied in full.

                 (c) Registration Statement on Form S-3. PEC shall have filed a Registration Statement on Form S-3 with the SEC relating to the PEC Shares.

                 (d) Registration Rights Agreement. PEC shall have executed and delivered the Registration Rights Agreement in the form attached as Exhibit B to the Asset Purchase Agreement.

                 (e) Delivery of Purchase Consideration. PEC and PDC shall have made delivery to the Foundation and Greathouse Charitable Remainder Trust of the Purchase Consideration as provided for in Section 1.2 of this Agreement.

                 SECTION 5.3 Conditions to Obligations of PEC and PDC to Effect the Stock Purchase. The obligations of PEC and PDC to effect the Stock Purchase shall be subject to the fulfillment at or prior to the date of Closing of the following additional conditions, provided that PEC may waive any such conditions in its sole discretion:

                 (a) Performance of Obligations; Representations and Warranties. The Foundation and Greathouse Charitable Remainder Trust shall have performed in all material respects each of its agreements contained in this Agreement required to be formed on or prior to the date of Closing and each of the respective representations and warranties of the Foundation and Greathouse Charitable Remainder Trust contained in this Agreement shall be true and correct on and as of the Closing as if made on and as of such date.

                 (b) Officers' or Trustee's Certificate. The Foundation and Greathouse Charitable Remainder Trust shall have furnished to PEC a certificate, dated the Closing, certified to the effect that to the best knowledge and belief of the Foundation and Greathouse Charitable Remainder Trust the conditions set forth in Section 5.1 and Section 5.3(a) have been satisfied.

                 (c) Opinion of Morehead-Welborn, a Partnership of Professional Corporations. PEC shall have received an opinion of Morehead-Welborn, counsel to the Foundation and Greathouse Charitable Remainder Trust, dated the Closing, substantially to the effect that: (i) the organization, existence and good standing of the Foundation and Greathouse Charitable Remainder Trust are as stated in this Agreement; (ii) the Foundation and Greathouse Charitable Remainder Trust has full power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by each of them and, assuming the due and valid authorization, execution and delivery by PEC and PDC, constitutes the legal, valid and binding agreement of the Foundation and Greathouse Charitable Remainder Trust enforceable against them in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law; (iii) the execution and performance by the Foundation and Greathouse Charitable Remainder Trust will not violate the Articles of Incorporation or Bylaws of the Foundation or the trust instruments of Greathouse Charitable Remainder Trust and will not violate, result in breach or, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which the Foundation or Greathouse Charitable Remainder Trust is a party or to which it or any of its properties or assets may be bound; (iv) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained as required on behalf of the Foundation or Greathouse Charitable Remainder Trust for consummation of the transactions contemplated by this Agreement; (v) to the knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting the Foundation or Greathouse Charitable Remainder Trust by any governmental entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                 In rendering such opinion, counsel for the Foundation and Greathouse Charitable Remainder Trust may rely as to matters of fact upon the representations of officers or of the Foundation or the Trustee of Greathouse Charitable Remainder Trust contained in any certificate delivered to such counsel and certificates of public officials.


                 Such opinion shall be limited to the laws of the United States of America and the State of Texas.

                 SECTION 5.4 Wes-Tex Class B Stock Certificates. PDC shall have received all of the Wes-Tex Class B Stock certificates from the Foundation and Greathouse Charitable Remainder Trust duly endorsed to PDC.

                 SECTION 5.5 Investment Representation Letter. The Foundation and the Greathouse Charitable Remainder Trust shall have executed and delivered an investment representation letter substantially in the forms attached hereto as Exhibit A(I) and Exhibit A(II), respectively.


                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

                 SECTION 6.1 Termination. This Agreement may be terminated at any time prior to the date of Closing:

                 (a) By mutual consent of PDC on the one hand, and the Foundation and Greathouse Charitable Remainder Trust on the other;

                 (b) By PDC if either the Foundation or Greathouse Charitable Remainder Trust shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by the Foundation or Greathouse Charitable Remainder Trust prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by the Foundation or Greathouse Charitable Remainder Trust of notice of such failure to comply.

                 (c) By the Foundation and Greathouse Charitable Remainder Trust if PDC shall have failed to comply with any of its covenants or agreements contained in this Agreement required to be complied with by PDC prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by PDC of notice of such failure to comply.

                 (d) If the Asset Purchase is not consummated in accordance with the terms of the Asset Purchase Agreement;

                 (e) By either PEC on the one hand, or the Foundation and Greathouse Charitable Remainder Trust on the other if there has been a material breach by the other of any representation or warranty, which breach has not been cured within the five business days following receipt by the breaching party of notice of breach.

                 SECTION 6.2 Effect of Termination. In the event of termination of this Agreement by either PEC on the one hand, or the Foundation and Greathouse Charitable Remainder Trust on the other as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of PEC or PDC, the Foundation or Greathouse Charitable Remainder Trust or their respective officers, directors or trustee; provided, however, that nothing contained in this Section 6.2 shall relieve any party hereto from any liability for any breach of this Agreement.

                 SECTION 6.3 Amendment. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

                 SECTION 6.4 Waiver. At any time prior to the date of Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VII

                               GENERAL PROVISIONS


                 SECTION 7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to PEC or PDC, to:

                                  Patterson Energy, Inc.
                                  4510 Lamesa Highway
                                  P.O. Drawer 1416
                                  Snyder, Texas   79550
                                  Attention: A. Glenn Patterson
                                             President and Chief Operating
                                             Officer

                          with copies to:

                                  Thomas H. Maxfield, Esq.
                                  Baker & Hostetler LLP
                                  303 East 17th Avenue, Suite 1100
                                  Denver, Colorado   80203-1264

                 (b)      if to the Foundation:

                                  Wes-Tex Foundation
                                  c/o Wes-Tex Drilling Company
                                  400 Pine Street
                                  Abilene, Texas  79601

                 (c)      if to Greathouse Charitable Remainder Trust:

                                  Myrle Greathouse, Trustee
                                  c/o Wes-Tex Drilling Company
                                  400 Pine Street
                                  Abilene, Texas  79601


                          with copies to:

                                  Phil Morehead, Esq.
                                  Morehead-Welborn
                                  Attorneys at Law
                                  500 Chestnut, Suite 1400
                                  Abilene, Texas   79602


                 SECTION 7.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof', "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires.

                 SECTION 7.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 7.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that legal counsel for the Foundation and Greathouse Charitable Remainder Trust may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Section 5.3(b).

                 SECTION 7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 SECTION 7.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                 SECTION 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

                 SECTION 7.8 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                 IN WITNESS WHEREOF, PEC, PDC, the Foundation and Greathouse Charitable Remainder Trust executed this Agreement as of the date first written above.

                                        PEC:

                                        PATTERSON ENERGY, INC.


                                        By:
                                           ------------------------------------
                                           A. Glenn Patterson
                                           President and Chief Operating Officer
Attest:

-------------------------
James C. Brown, Secretary


                                   [Signatures continued on following page]
                                           PDC:

                                           PATTERSON DRILLING COMPANY


                                           By:
                                              ----------------------------------
                                              A. Glenn Patterson
                                              President and Chief Operating
                                              Officer
Attest:



-------------------------
James C. Brown, Secretary
                                           FOUNDATION:

                                           GREATHOUSE FOUNDATION


                                           By:
                                              ----------------------------------
                                           Myrle Greathouse
                                           Chairman of the Board
Attest:



-------------------------
                , Secretary

                                           GREATHOUSE CHARITABLE REMAINDER
                                           TRUST:



                                           -------------------------------------
                                           Myrle Greathouse, Trustee

                                                                    EXHIBIT A(I)

                                      FORM
                                       OF
                        INVESTMENT REPRESENTATION LETTER




                                 June ___, 1997





Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


                 This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to closing by PEC and Patterson Drilling Company ("PDC") of the stock purchase (the "Stock Purchase") contemplated by the Agreement among PEC, PDC and Greathouse Foundation ("Foundation") and Myrle Greathouse, Trustee under Agreement dated May __, 1997. Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

                 1.       Representations and Warranties.

                 The undersigned hereby represents and warrants to PEC that the following statements are true:

                 (a) The undersigned has been furnished a copy of the Memorandum, dated June __, 1997 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 1997 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, (i) the statements in the Memorandum relating to taxation of the Stock Purchase and lack of free transferability of the PEC Common Stock to be issued by PEC as consideration for the Stock Purchase, and (ii) the section entitled "Disclosure Concerning Forward- Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and its businesses and operations.

                 (b) The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock to be issued by PEC as consideration for the Stock Purchase.





                                   EX A(I)-1

Patterson Energy, Inc.
[Date]
Page 2



                 (c) The undersigned has had an opportunity to ask questions of PEC and its management concerning PEC and PDC, the businesses of PEC and PDC and the PEC Common Stock and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

                 (d) The undersigned understands that PEC has not registered the offer or sale of the PEC Common Stock under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under
Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may it sell or otherwise transfer the PEC Common Stock without registration under the Act (see paragraph (h) below).

                 (e) The undersigned represents that it will acquire the PEC Common Stock for its own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Common Stock will be predicated upon the undersigned's lack of such intention.

                 (f) The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

                 (g) The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Common Stock.

                 (h) The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Exhibit B to the Asset Purchase Agreement, PEC is under no obligation to register the PEC Common Stock for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

                 (i) The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares.

                 2.       Indemnification.





                                   EX A(I)-2

Patterson Energy, Inc.
[Date]
Page 3


                 The undersigned agrees to indemnify and hold harmless PEC and PDC, or either of them, the officers, directors and affiliates of either of them and each other person, if any, who controls either of them, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein.

                 3.       Survival.

                 All representations, warranties and covenants contained in this letter shall survive the closing of the Stock Purchase.

                                         Very truly yours,

                                         GREATHOUSE FOUNDATION


                                         By:
                                            -----------------------------------
                                            Myrle Greathouse
                                            Chairman of the Board





                                   EX A(I)-3

                                                                   EXHIBIT A(II)

                                      FORM
                                       OF
                        INVESTMENT REPRESENTATION LETTER




                                 June ___, 1997





Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


                 This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to closing by PEC and Patterson Drilling Company ("PDC") of the stock purchase (the "Stock Purchase") contemplated by the Stock Purchase Agreement among PEC, PDC, the Greathouse Foundation and Myrle Greathouse, Trustee under Agreement dated May ___, 1997 (the "Greathouse Charitable Remainder Trust"). Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

                 1.       Representations and Warranties.

                 The undersigned hereby represents and warrants to PEC that the following statements are true:

                 (a) The undersigned has been furnished a copy of the Memorandum, dated June __, 1997 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 1997 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, (i) the statements in the Memorandum relating to taxation of the Stock Purchase and lack of free transferability of the PEC Common Stock to be issued by PEC as consideration for the Stock Purchase, and (ii) the section entitled "Disclosure Concerning Forward- Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and its businesses and operations.

                 (b) The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock to be issued by PEC as consideration for the Stock Purchase.





                                   EX A(II)-1

Patterson Energy, Inc.
[Date]
Page 2



                 (c) The undersigned has had an opportunity to ask questions of PEC and its management concerning PEC and PDC, the businesses of PEC and PDC and the PEC Common Stock and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

                 (d) The undersigned understands that PEC has not registered the offer or sale of the PEC Common Stock under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under
Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may it sell or otherwise transfer the PEC Common Stock without registration under the Act (see paragraph (h) below).

                 (e) The undersigned represents that it will acquire the PEC Common Stock for its own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Common Stock will be predicated upon the undersigned's lack of such intention.

                 (f) The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

                 (g) The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Common Stock.

                 (h) The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Exhibit B to the Asset Purchase Agreement, PEC is under no obligation to register the PEC Common Stock for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

                 (i) The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares.

                 2.       Indemnification.





                                   EX A(II)-2

Patterson Energy, Inc.
[Date]
Page 3


                 The undersigned agrees to indemnify and hold harmless PEC and PDC, or either of them, the officers, directors and affiliates of either of them and each other person, if any, who controls either of them, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein.

                 3.       Survival.

                 All representations, warranties and covenants contained in this letter shall survive the closing of the Stock Purchase.

                                        Very truly yours,

                                        GREATHOUSE CHARITABLE REMAINDER TRUST


                                        By:
                                           ------------------------------------
                                           Myrle Greathouse
                                           Trustee





                                   EX A(II)-3